Media Contact:
Dana Stelsel
Director, Communications
(765) 771-5766
dana.stelsel@onewabash.com

Investor Relations:
Ryan Reed
Sr Director, Corporate Development & Investor Relations
(765) 490-5664
ryan.reed@onewabash.com

Wabash Announces First Quarter 2023 Results

▪Quarterly revenue of $621.0 million
▪Record operating income of $69.9 million with operating margin of 11.3% on strong material margin, operational efficiency, and product mix
▪Record earnings per share of $1.04, exceeding prior quarterly outlook range
▪Continued robust backlog of $3.1B
▪2023 EPS outlook increased to $4.25 midpoint

LAFAYETTE, Ind. – April 26, 2023 – Wabash (NYSE: WNC), the innovation leader of connected solutions for the transportation, logistics and distribution industries, today reported results for the quarter ended March 31, 2023.
Net sales for the first quarter 2023 of $621.0 million increased 13.6% versus the prior year quarter as the Company continued to execute well on customer demand. Consolidated gross profit was $116.0 million, or 18.7% of sales. Operating income was $69.9 million, or 11.3% of sales during the quarter. Margins exceeded prior expectations as a result of strong material margin, operational efficiency and product mix. First quarter diluted earnings per share was $1.04, which exceeded the Company's prior quarterly outlook.
Total Company backlog as of March 31, 2023 was approximately $3.1 billion, which is an increase of 31 percent versus the first quarter of 2022 and also represents an all-time first quarter record. Backlog expected to be shipped within the following 12-months was approximately $2.6 billion as of March 31, 2023.
“During the first quarter, Wabash achieved record quarterly EPS of $1.04," said Brent Yeagy, president and chief executive officer. “Our first quarter financial results are a significant achievement, and all the more exciting when viewed through the lens of strategic progress. We have purposefully created a different Wabash over the last four years. With a new strategy, new management system and a new strategic deployment process we have acted on the business to strategically position our portfolio for the future and drive to new and higher levels of business execution.”
For the full-year ending December 31, 2023, the Company maintained its revenue outlook with a range of $2.8 billion to $3.0 billion and a revenue midpoint of $2.9 billion. The Company increased its EPS guidance to a range of $4.00 to $4.50 with an EPS midpoint of $4.25.

“Our backlog remains strong and, combined with our first quarter performance, gives us confidence to guide to a record year," explained Yeagy. "With freight rates pressured and uncertainty regarding the timing of a market rebound, we expect customers to diligently manage capital spending, but remain optimistic about their prioritization of van trailers and we continue to be excited about the strength in our tank trailer, truck body and parts & services businesses. We expect the power of our first to final mile portfolio to allow us to continue posting financial performance that exceeds results from prior cycles.”
Business Segment Highlights
The table below is a summary of select segment operating and financial results prior to the elimination of intersegment sales for the first quarter of 2023 and 2022. A complete disclosure of the results by individual segment is included in the tables following this release.

	Wabash National Corporation
Three Months Ended March 31,	2023	2022
New Units Shipped
Trailers	11,780	11,865
Truck bodies	3,815	3,485

	Transportation Solutions		Parts & Services
Three Months Ended March 31,	2023	2022	2023	2022
	(Unaudited, dollars in thousands)
Net sales	$578,071	$502,065	$47,140	$46,708
Gross profit	$103,604	$47,682	$12,423	$10,522
Gross profit margin	17.9%	9.5%	26.4%	22.5%
Income from operations	$87,116	$31,697	$9,209	$6,789
Income from operations margin	15.1%	6.3%	19.5%	14.5%
Transportation Solutions’ net sales for the first quarter were $578.1 million, an increase of 15.1%, as compared to the prior year quarter, as operations continued to scale up. Operating income was $87.1 million or 15.1% of sales during the quarter.
Parts & Services' net sales for the first quarter were $47.1 million, an increase of 0.9% as compared to the prior year quarter as the segment continued to achieve milestones along its path of strategic growth. Operating income was $9.2 million, or 19.5% of sales during the quarter.
Non-GAAP Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), the financial information included in this release contains non-GAAP financial measures, including operating EBITDA, free cash flow, adjusted operating income and margin, adjusted net income attributable to common stockholders, adjusted diluted earnings per share, adjusted segment EBITDA, and adjusted segment EBITDA margin. These non-GAAP measures should not be considered a substitute for, or superior to, financial measures and results calculated in accordance with GAAP, including net income, and reconciliations to GAAP financial statements should be carefully evaluated.
Operating EBITDA includes noncontrolling interest and is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, impairment and other, net, and other non-operating income and expense (including any loss on debt extinguishment charges). Management believes providing operating EBITDA is useful for investors to understand the Company’s performance and results of operations period to period with the exclusion of the items identified above. Management believes the presentation of operating EBITDA, when combined with the GAAP presentations of operating income and net income, is beneficial to an investor’s understanding of the Company’s operating performance. A reconciliation of operating EBITDA to net income, the most comparable GAAP financial measure, is included in the tables following this release.

Free cash flow is defined as net cash provided by (used in) operating activities minus cash payments for capital expenditures. Management believes providing free cash flow is useful for investors to understand the Company’s performance and results of cash generation period to period with the exclusion of the item identified above. Management believes the presentation of free cash flow, when combined with the GAAP presentations of cash provided by operating activities, is beneficial to an investor’s understanding of the Company’s operating performance. A reconciliation of free cash flow to cash used in operating activities, the most comparable GAAP financial measure, is included in the tables following this release.
Adjusted operating income and margin, non-GAAP financial measures, exclude certain costs, expenses, other charges, gains or income that are included in the determination of operating income under U.S. GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. Accordingly, the Company presents adjusted operating income and margin excluding these special items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends. Further, the Company presents adjusted operating income and margin to provide investors with a better understanding of the Company’s view of our results as compared to prior periods. Adjusted operating income margin is calculated by dividing adjusted operating income by total net sales. A reconciliation of adjusted operating income to operating income, the most comparable GAAP financial measure, is included in the tables following this release.
Adjusted net income attributable to common stockholders and adjusted diluted earnings per share reflect adjustments for non-cash impairment, debt transactions, and the impact of sales and divestitures, and the related tax effects of these adjustments. Management believes providing adjusted measures and excluding certain items facilitates comparisons to the Company’s prior year periods and, when combined with the GAAP presentation of net income and diluted net income per share, is beneficial to an investor’s understanding of the Company’s performance. A reconciliation of adjusted net income attributable to common stockholders and adjusted diluted earnings per share to net income attributable to common stockholders and diluted earnings per share, the most comparable GAAP financial measures, are included in the tables following this release.
Adjusted segment EBITDA, a non-GAAP financial measure, includes noncontrolling interest and is calculated by adding back segment depreciation and amortization expense to segment operating income, and excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating income under GAAP, but that management would not consider important in evaluating the quality of the Company’s segment operating results as they are not indicative of each segment's core operating results or may obscure trends useful in evaluating the segment's continuing activities. Adjusted segment EBITDA Margin is calculated by dividing Adjusted segment EBITDA by segment total net sales. A reconciliation of adjusted segment EBITDA to income from operations, the most comparable GAAP financial measure, is included in the tables following this release.
Information reconciling any forward-looking Operating EBITDA, Operating EBITDA Margin, Adjusted Operating Income, Adjusted Operating Income Margin, Free Cash Flow, Adjusted EBITDA Margin, and Adjusted EPS to GAAP financial measures is unavailable to us without unreasonable effort. We cannot provide reconciliations of the above noted forward looking non-GAAP measures to GAAP financial measures because certain items required for such reconciliations are outside of our control and/or cannot be reasonably predicted. Preparation of such reconciliations would require a forward-looking balance sheet, statement of income and statement of cash flows, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to us without unreasonable effort.
First Quarter 2023 Conference Call
Wabash will discuss its results during its quarterly investor conference call on Wednesday, April 26, 2023, beginning at 11:00 a.m. EDT. The call and an accompanying slide presentation will be accessible on the "Investors" section of the Company’s website at www.onewabash.com. The conference call will also be accessible by dialing (888) 440-6928, conference ID 6579482. A replay of the call will be available on the site shortly after the conclusion of the presentation.
About
Wabash (NYSE: WNC) is the visionary leader of connected solutions for the transportation, logistics and distribution industries that is Changing How the World Reaches You®. Headquartered in Lafayette, Indiana, the company enables customers to thrive by providing insight into tomorrow and delivering pragmatic solutions today to move everything from first to final mile. Wabash designs, manufactures, and services a diverse range of products, including: dry freight and refrigerated trailers, flatbed trailers, tank trailers, dry and refrigerated truck bodies, structural composite panels and products, trailer aerodynamic solutions, and specialty food grade processing equipment. Learn more at www.onewabash.com.
Safe Harbor Statement
This press release contains certain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements convey the Company’s current expectations or forecasts of future events. All statements contained in this press release other than statements of historical fact are forward-looking statements. These forward-looking statements include, among other things, all statements regarding the Company’s outlook for trailer and truck body shipments, backlog, expectations regarding demand levels for trailers, truck bodies, non-trailer equipment and our other diversified product offerings, pricing, profitability and earnings, cash flow and liquidity, opportunity to capture higher margin sales, new product innovations, our growth and diversification strategies, our expectations for improved financial performance during the course of the year and our expectations with regards to capital allocation. These and the Company’s other forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Without limitation, these risks and uncertainties include the highly cyclical nature of our business, uncertain economic conditions including the possibility that customer demand may not meet our expectations, our backlog may not reflect future sales of our products, increased competition, reliance on certain customers and corporate partnerships, risks of customer pick-up delays, shortages and costs of raw materials including the impact of tariffs or other international trade developments, risks in implementing and sustaining improvements in the Company’s manufacturing operations and cost containment, dependence on industry trends and timing, supplier constraints, labor costs and availability, customer acceptance of and reactions to pricing changes, costs of indebtedness, and our ability to execute on our long-term strategic plan. Readers should review and consider the various disclosures made by the Company in this press release and in the Company’s reports to its stockholders and periodic reports on Forms 10-K and 10-Q.
# # #

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited - dollars in thousands)

	March 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$68,245	$58,245
Accounts receivable, net	256,598	255,577
Inventories, net	315,643	243,870
Prepaid expenses and other	42,434	34,927
Total current assets	682,920	592,619
Property, plant, and equipment, net	288,823	271,116
Goodwill	188,422	188,434
Intangible assets, net	96,027	99,231
Other assets	52,955	52,123
Total assets	$1,309,147	$1,203,523
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$—	$—
Accounts payable	250,557	189,141
Other accrued liabilities	173,844	158,327
Total current liabilities	424,401	347,468
Long-term debt	395,977	395,818
Deferred income taxes	27,719	27,758
Other non-current liabilities	35,912	34,354
Total liabilities	884,009	805,398
Commitments and contingencies
Noncontrolling interest	695	512
Wabash National Corporation stockholders’ equity:
Common stock 200,000,000 shares authorized, $0.01 par value, 47,626,067 and 47,675,796 shares outstanding, respectively	774	766
Additional paid-in capital	668,843	665,941
Retained earnings	235,399	188,241
Accumulated other comprehensive loss	(554)	(882)
Treasury stock at cost, 29,852,263 and 28,972,928 common shares, respectively	(480,019)	(456,453)
Total Wabash National Corporation stockholders' equity	424,443	397,613
Total liabilities, noncontrolling interest, and equity	$1,309,147	$1,203,523

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited - dollars in thousands, except per share amounts)

	Three Months Ended March 31,
	2023	2022
Net sales	$620,952	$546,761
Cost of sales	504,925	488,706
Gross profit	116,027	58,055
General and administrative expenses	36,040	26,332
Selling expenses	6,884	6,209
Amortization of intangible assets	3,203	5,039
Impairment and other, net	—	340
Income from operations	69,900	20,135
Other income (expense):
Interest expense	(4,994)	(4,913)
Other, net	387	(71)
Other expense, net	(4,607)	(4,984)
Income before income tax expense	65,293	15,151
Income tax expense	13,897	3,077
Net income	51,396	12,074
Net income attributable to noncontrolling interest	183	—
Net income attributable to common stockholders	$51,213	$12,074

Net income attributable to common stockholders per share:
Basic	$1.07	$0.25
Diluted	$1.04	$0.24
Weighted average common shares outstanding (in thousands):
Basic	47,770	49,004
Diluted	49,136	49,730

Dividends declared per share	$0.08	$0.08

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited - dollars in thousands)

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities
Net income	$51,396	$12,074
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Depreciation	6,493	8,225
Amortization of intangibles	3,203	5,039
Net gain on sale of property, plant and equipment	—	(645)
Deferred income taxes	39	(50)
Stock-based compensation	2,766	2,277
Impairment	—	986
Non-cash interest expense	244	213
Accounts receivable	(1,021)	(113,524)
Inventories	(71,773)	(49,113)
Prepaid expenses and other	(3,156)	2,913
Accounts payable and accrued liabilities	81,735	98,284
Other, net	(442)	(1,246)
Net cash provided by (used in) operating activities	69,484	(34,567)
Cash flows from investing activities
Cash payments for capital expenditures	(31,423)	(9,949)
Proceeds from the sale of assets	—	1,445
Net cash used in investing activities	(31,423)	(8,504)
Cash flows from financing activities
Proceeds from exercise of stock options	144	613
Dividends paid	(4,551)	(4,337)
Borrowings under revolving credit facilities	43,294	56,284
Payments under revolving credit facilities	(43,294)	(318)
Principal payments under finance lease obligations	—	(59)
Debt issuance costs paid	(88)	(83)
Stock repurchases	(23,566)	(8,013)
Net cash (used in) provided by financing activities	(28,061)	44,087
Cash and cash equivalents:
Net increase in cash, cash equivalents, and restricted cash	10,000	1,016
Cash, cash equivalents, and restricted cash at beginning of period	58,245	71,778
Cash, cash equivalents, and restricted cash at end of period	$68,245	$72,794

WABASH NATIONAL CORPORATION
SEGMENTS AND RELATED INFORMATION
(Unaudited - dollars in thousands)

	Wabash National Corporation
Three Months Ended March 31,	2023	2022
Units Shipped
New trailers	11,780	11,865
New truck bodies	3,815	3,485
Used trailers	15	20

Three Months Ended March 31,	Transportation Solutions	Parts & Services	Corporate and Eliminations	Consolidated
2023
New Trailers	$485,248	$124	$(362)	$485,010
Used Trailers	—	539	—	539
Components, parts and service	—	35,682	—	35,682
Equipment and other	92,823	10,795	(3,897)	99,721
Total net external sales	$578,071	$47,140	$(4,259)	$620,952
Gross profit	$103,604	$12,423	$—	$116,027
Income (loss) from operations	$87,116	$9,209	$(26,425)	$69,900
Adjusted income (loss) from operations[1]	$87,116	$9,209	$(26,425)	$69,900

2022
New Trailers	$437,963	$54	$(311)	$437,706
Used Trailers	—	569	—	569
Components, parts and service	—	33,564	(1,701)	31,863
Equipment and other	64,102	12,521	—	76,623
Total net external sales	$502,065	$46,708	$(2,012)	$546,761
Gross profit	$47,682	$10,522	$(149)	$58,055
Income (loss) from operations	$31,697	$6,789	$(18,351)	$20,135
Adjusted income (loss) from operations[1]	$31,697	$6,789	$(18,351)	$20,135

1 Adjusted operating income (loss), a non-GAAP financial measure, excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating income (loss) under U.S. GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. Accordingly, the Company presents adjusted operating income (loss) excluding these special items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends. Further, the Company presents adjusted operating income (loss) to provide investors with a better understanding of the Company’s view of our results as compared to prior periods.

WABASH NATIONAL CORPORATION
SEGMENT AND COMPANY FINANCIAL INFORMATION
(Unaudited - dollars in thousands)

Adjusted Operating Income[1]	Three Months Ended March 31,
	2023	2022
Transportation Solutions
Income from operations	$87,116	$31,697
Adjustments:
N/A	—	—
Adjusted operating income	87,116	31,697

Parts & Services
Income from operations	9,209	6,789
Adjustments:
N/A	—	—
Adjusted operating income	9,209	6,789

Corporate
Loss from operations	(26,425)	(18,351)
Adjustments:
N/A	—	—
Adjusted operating loss	(26,425)	(18,351)

Consolidated
Income from operations	69,900	20,135
Adjustments:
N/A	—	—
Adjusted operating income	$69,900	$20,135

1 Adjusted operating income (loss), a non-GAAP financial measure, excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating income (loss) under U.S. GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. Accordingly, the Company presents adjusted operating income (loss) excluding these special items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends. Further, the Company presents adjusted operating income (loss) to provide investors with a better understanding of the Company’s view of our results as compared to prior periods.

WABASH NATIONAL CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO
NON-GAAP FINANCIAL MEASURES
(Unaudited - dollars in thousands, except per share amounts)

Operating EBITDA[1]:	Three Months Ended March 31,
	2023	2022
Net income	$51,396	$12,074
Income tax expense	13,897	3,077
Interest expense	4,994	4,913
Depreciation and amortization	9,696	13,264
Stock-based compensation	2,766	2,277
Impairment and other, net	—	340
Other, net	(387)	71
Operating EBITDA	$82,362	$36,016

Adjusted Net Income Attributable to Common Stockholders[2]:	Three Months Ended March 31,
	2023	2022
Net income attributable to common stockholders	$51,213	$12,074
Adjustments:
N/A	—	—
Adjusted net income attributable to common stockholders	$51,213	$12,074

Adjusted Diluted Earnings Per Share[2]:	Three Months Ended March 31,
	2023	2022
Diluted earnings per share	$1.04	$0.24
Adjustments:
N/A	—	—
Adjusted diluted earnings per share	$1.04	$0.24

Weighted average diluted shares outstanding (in thousands)	49,136	49,730

1 Operating EBITDA includes noncontrolling interest and is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, impairment and other, net, and other non-operating income and expense (including any loss on debt extinguishment charges). Management believes providing operating EBITDA is useful for investors to understand the Company’s performance and results of operations period to period with the exclusion of the items identified above. Management believes the presentation of operating EBITDA, when combined with the GAAP presentations of operating income and net income, is beneficial to an investor’s understanding of the Company’s operating performance.
2 Adjusted net income attributable to common stockholders and adjusted diluted earnings per share reflect adjustments for debt transactions and the impact of sales and divestitures, and the related tax effects of these adjustments.

WABASH NATIONAL CORPORATION
RECONCILIATION OF FREE CASH FLOW1
(Unaudited - dollars in thousands)

	Three Months Ended March 31,
	2023	2022
Net cash provided by (used in) operating activities	$69,484	$(34,567)
Cash payments for capital expenditures	(31,423)	(9,949)
Free cash flow[1]	$38,061	$(44,516)

1 Free cash flow is defined as net cash provided by (used in) operating activities minus cash payments for capital expenditures. Management believes providing free cash flow is useful for investors to understand the Company’s performance and results of cash generation period to period with the exclusion of the item identified above. Management believes the presentation of free cash flow, when combined with the GAAP presentations of cash used in operating activities, is beneficial to an investor’s understanding of the Company’s operating performance.

WABASH NATIONAL CORPORATION
RECONCILIATION OF ADJUSTED SEGMENT EBITDA1
AND ADJUSTED SEGMENT EBITDA MARGIN1
(Unaudited - dollars in thousands)

	Transportation Solutions		Parts & Services
Three Months Ended March 31,	2023	2022	2023	2022
Income from operations	$87,116	$31,697	$9,209	$6,789
Depreciation and amortization	8,626	11,533	497	1,036
Impairment and other, net	—	(621)	—	(10)
Adjusted segment EBITDA	$95,742	$42,609	$9,706	$7,815

Adjusted segment EBITDA margin	16.6%	8.5%	20.6%	16.7%

1 Adjusted segment EBITDA, a non-GAAP financial measure, includes noncontrolling interest and is calculated by adding back segment depreciation and amortization expense to segment operating income, and excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating income under GAAP, but that management would not consider important in evaluating the quality of the Company’s segment operating results as they are not indicative of each segment's core operating results or may obscure trends useful in evaluating the segment's continuing activities. Adjusted segment EBITDA margin is calculated by dividing Adjusted segment EBITDA by segment total net sales.